EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Exmovere Holdings,  Inc.

Gentlemen:

We consent to the inclusion of our Report of Independent Registered Public Accounting Firm dated May 2, 2010, with respect to the financial statements of Exmovere Holdings, Inc. as of and for the year ended December 31, 2009, in the filing of the Annual Report of Form 10-K for Exmovere Holdings, Inc.

/s/ PS Stephenson & Co., P.C
Certified Public Accountants
Wharton, Texas

May 3, 2010